Exhibit 1.6
PRICING AGREEMENT
August 3, 2010
Deutsche Bank Securities Inc.
UBS Securities LLC
Banc of America Securities LLC
Credit Suisse Securities (USA) LLC
HSBC Securities (USA) Inc.
Wells Fargo Securities, LLC
As Representatives of the several Underwriters
named in Schedule I hereto
c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
c/o UBS Securities LLC
677 Washington Boulevard
Stamford, Connecticut 06901
Ladies and Gentlemen:
     MetLife, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated August 3, 2010 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Underwritten Securities”).
     Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, the Applicable Time and the Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Each reference to Securities Agreement shall be deemed to refer to the Indenture, dated as of November 9, 2001 between MetLife, Inc. and Bank One Trust Company, N.A. (predecessor to The Bank of New York Mellon Trust Company, National Association) (the “Senior Indenture”) and the Nineteenth Supplemental Indenture to be dated as of August 6, 2010, between MetLife, Inc. and The Bank of New York Mellon Trust Company, National Association). Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the

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     Underwriters of the Securities pursuant to the Underwriting Agreement and the address of the Representatives are set forth at the end of Schedule II hereto.
     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue, sell and deliver to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.
     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.
[Signature pages follow]

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Very truly yours, METLIFE, INC.
By:	/s/ Steven J. Goulart
	Name:	Steven J. Goulart
	Title:	Senior Vice President and Treasurer

[Signature page to Floating Rate Senior Notes Pricing Agreement]

Accepted as of the date hereof on behalf of each of the Underwriters: DEUTSCHE BANK SECURITIES INC.
By:	/s/ Paul Puleo
	Name:	Paul Puleo
	Title:	Managing Director

By:	/s/ Mary Hardgrove
	Name:	Mary Hardgrove
	Title:	Director

[Signature page to Floating Rate Senior Notes Pricing Agreement]

UBS SECURITIES LLC
By:	/s/ Thomas Curran
	Name:	Thomas Curran
	Title:	Managing Director

By:	/s/ Demetrios Tsapralis
	Name:	Demetrios Tsapralis
	Title:	Executive Director

[Signature page to Floating Rate Senior Notes Pricing Agreement]

BANC OF AMERICA SECURITIES LLC
By:	/s/ Matt Basler
	Name:	Matt Basler
	Title:	Managing Director

[Signature page to Floating Rate Senior Notes Pricing Agreement]

CREDIT SUISSE SECURITIES (USA) LLC
By:	/s/ Nandini Mongia
	Name:	Nandini Mongia
	Title:	Managing Director

[Signature page to Floating Rate Senior Notes Pricing Agreement]

HSBC SECURITIES (USA) INC.
By:	/s/ Diane M. Kenna
	Name:	Diane M. Kenna
	Title:	Senior Vice President

[Signature page to Floating Rate Senior Notes Pricing Agreement]

WELLS FARGO SECURITIES, LLC
By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

[Signature page to Floating Rate Senior Notes Pricing Agreement]

SCHEDULE I
TO PRICING AGREEMENT

Principal Amount of $250,000,000 Floating
Underwriters	Rate Senior Notes due 2013 to be Purchased
Deutsche Bank Securities Inc.	$31,500,000
UBS Securities LLC	$31,500,000
Banc of America Securities LLC	$31,500,000
HSBC Securities (USA) Inc.	$31,500,000
Wells Fargo Securities, LLC	$31,500,000
Credit Suisse Securities (USA) LLC	$15,750,000
BNP Paribas Securities Corp.	$5,450,000
Credit Agricole Securities (USA) Inc.	$5,450,000
RBS Securities Inc.	$5,450,000
SG Americas Securities, LLC	$5,450,000
PNC Capital Markets LLC	$3,750,000
Scotia Capital (USA) Inc.	$3,750,000
Standard Chartered Bank	$3,750,000
Nikko Bank (Luxembourg) S.A.	$3,750,000
UniCredit Capital Markets, Inc.	$3,750,000
U.S. Bank, National Association	$3,750,000
The Williams Capital Group, L.P.	$3,250,000
ANZ Securities, Inc.	$2,500,000
BNY Mellon Capital Markets, LLC	$2,500,000
Mitsubishi UFJ Securities (USA), Inc.	$2,500,000
Lloyds TSB Bank plc	$2,500,000
Commerz Markets LLC	$2,500,000
Raymond James & Associates, Inc.	$2,500,000
Santander Investment Securities Inc.	$2,500,000
Loop Capital Markets LLC	$1,625,000
Blaylock Robert Van LLC	$1,550,000
Cabrera Capital Markets, LLC	$1,550,000
Guzman & Company	$1,550,000
Samuel A. Ramirez & Company, Inc.	$1,550,000
Muriel Siebert & Co., Inc.	$1,550,000
CastleOak Securities, L.P.	$775,000
MFR Securities, Inc.	$775,000
Toussaint Capital Partners, LLC	$775,000
Total	$250,000,000

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SCHEDULE II
TO PRICING AGREEMENT
Filed pursuant to Rule 433
August 3, 2010
Relating to
Preliminary Prospectus Supplement dated August 3, 2010 to
Prospectus Dated November 6, 2007
Registration Statement No. 333-147180
$250,000,000 Floating Rate Senior Notes due 2013
Final Term Sheet
August 3, 2010

Floating Rate Senior Notes due 2013

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	Floating Rate Senior Notes due 2013

Aggregate Principal Amount:	$250,000,000

Price to the Public:	100% of principal amount

Gross Underwriting Discount:	0.20%

Proceeds to Issuer Before Expenses:	$249,500,000.00

Stated Maturity Date:	August 6, 2013

Pricing Date:	August 3, 2010

Settlement Date:	August 6, 2010

Interest Rate:	Three-month LIBOR, reset quarterly on each Interest Reset Date, plus 1.25% per year.

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“Interest Reset Date” means each Interest Payment Date, subject to the Business Day Convention (as defined below).

Interest Payment Dates:	February 6, May 6, August 6 and November 6 of each year. If any Interest Payment Date (other than the Stated Maturity Date or a Special Mandatory Redemption Date (as defined below)) is not a Business Day, that Interest Payment Date will be postponed to the next day that is a Business Day, except that if such Business Day is in the immediately succeeding calendar month, such Interest Payment Date (other than the Stated Maturity Date or a Special Mandatory Redemption Date) will be the immediately preceding Business Day (the “Business Day Convention”). If the Stated Maturity Date or a Special Mandatory Redemption Date is not a Business Day, MetLife, Inc. will pay interest and principal and premium, if any, on the next day that is a Business Day and no interest will accrue for the period from and after the Stated Maturity Date or a Special Mandatory Redemption Date.

“Business Day” means, with respect to the Floating Rate Senior Notes, any day other than a day on which the federal or state banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close.

First Interest Payment Date:	November 6, 2010

Anticipated Ratings*:

Denominations:	$100,000 and integral multiples of $1,000

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in excess thereof

Ranking:	Senior Unsecured

Special Mandatory Redemption:	If, for any reason, (i) the Acquisition is not completed on or prior to July 10, 2011, or (ii) the Stock Purchase Agreement is terminated on or prior to July 10, 2011, MetLife, Inc. will redeem all of the Floating Rate Senior Notes on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price.

“Special Mandatory Redemption Price” means 101% of the aggregate principal amount of the Floating Rate Senior Notes together with accrued and unpaid interest to but excluding the Special Mandatory Redemption Date.

“Special Mandatory Redemption Date” means the earlier to occur of (1) July 31, 2011 if the Acquisition has not been completed on or prior to July 10, 2011 or (2) the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the termination of the Stock Purchase Agreement.

CUSIP/ISIN:	59156RAZ1 / US59156RAZ10

Joint Book-Running Managers:	Banc of America Securities LLC Credit Suisse Securities (USA) LLC Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. UBS Securities LLC Wells Fargo Securities, LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should

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read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc. toll free at (800) 503-4611 or UBS Securities LLC toll free at (877) 827-6444, ext. 561-3884.

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SCHEDULE III
TO PRICING AGREEMENT
Underwriters Purchase Price of Floating Rate Senior Notes due 2013: 99.800% of the principal amount thereof

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